                                                             Exhibit 99

                                                       January 17, 1995
                       Press Contact: Steve Rautenberg (212) 552-4505 Investor Contact: William Maletz (212) 552-5329

     CHASE REPORTS EARNINGS OF $1,205 MILLION FOR FULL YEAR 1994,
                  $229 MILLION FOR FOURTH QUARTER 1994

     The Chase Manhattan Corporation today reported record full year 1994 net income of $1,205 million ($5.87 per share), up 25% from the $966 million ($4.79 per share) reported for full year 1993. The return on average common equity for 1994 was 15.8%, up from the 14.6% reported for 1993. The return on average assets was 1.01%, compared with .94% for 1993.

Thomas G. Labrecque, Chairman said, "For 1994, Chase reported record earnings, despite the volatility in the global trading markets as well as increasing competition in all of our core business activities. We continued to enhance our franchise through acquisitions and competitive strategies. Our asset quality improvements increased our earnings, and we consistently exceeded our capital ratio targets. These improvements were reflected in the rating upgrades that Chase received during the year from a number of major rating agencies."

For the fourth quarter of 1994, Chase reported net income of $229 million ($1.10 per share), down 27% from the $313 million ($1.53 per share) reported for the fourth quarter of 1993.

"While the fourth quarter was extremely challenging given the difficult trading environment", Tom Labrecque added, "we are pleased with the progress of our business base, particularly the strong growth of fee revenue. Additionally, expense management remains a key priority as we continue to invest in our future, as well as exit and restructure certain businesses."


Highlights for the fourth quarter of 1994 included the following.
  - Fees and commissions were up 23% from fourth quarter 1993, including consumer banking - up 52% and investment banking - up 36%.
  - Total trading revenue was $32 million, down $136 million from fourth quarter 1993, reflecting the overall adverse global market conditions, including the negative effects related to the Mexican peso devaluation.
  - Other revenue included a gain of approximately $30 million after-taxes from the previously announced sale of Chase Florida.
  - The Voluntary Retirement Program offered in the fourth quarter resulted in a charge of $65 million after-taxes.
  - Operating expenses also included $32 million after-taxes for productivity initiatives related to certain domestic and overseas businesses.
  - Deferred federal income tax benefits of $70 million were recognized during the quarter.
  - The provision for possible credit losses declined to $90 million, down $105 million from fourth quarter 1993.
  - Nonaccrual loans continued to decline, resulting in a ratio of reserves to nonaccrual loans of 214% at year-end 1994.

Chase completed the common stock repurchase program announced in June with the repurchase of 4.5 million shares during the fourth quarter of 1994. This had a minimal favorable impact on the earnings per share amount.

NET INTEREST REVENUE - TAXABLE EQUIVALENT BASIS
Net interest revenue, on a taxable equivalent basis, was $911 million for the fourth quarter of 1994, down $97 million from $1,008 million for the fourth quarter of 1993, which included $21 million from the sale of Argentine PDI bonds. Net interest margin was 3.68%, compared with 4.33% reported for the fourth quarter of 1993. Average interest-earning assets increased to $98.1 billion from the $92.4 billion level reported for the fourth quarter of 1993. Average loans were $61.2 billion, compared with $62.4 billion for the fourth quarter of 1993.

For 1994, net interest revenue, on a taxable equivalent basis, was $3,714 million, compared with $3,892 million for 1993, which included $163 million of interest revenue from Brazil and Argentine PDI bonds. The net interest margin was 3.89% for 1994, compared with 4.33% (4.15% excluding the PDI bonds) for 1993. Average interest-earning assets for 1994 were $95.5 billion, compared with $89.9 billion for 1993. In 1994, average loans were $60.8 billion, compared with $61.5 billion reported for 1993.

FEES AND COMMISSIONS

                                   Fourth Quarter       Full Year
($ in millions)                     1994    1993       1994   1993
 Consumer Banking                   $167    $110     $  638 $  457
 Trust and Fiduciary                 145     124        567    465
 Investment Banking                   72      53        233    194
 Other                               108     114        438    446

  Total Fees and Commissions        $492    $401     $1,876 $1,562

Fees and commissions were $492 million for the fourth quarter of 1994, up 23% over the fourth quarter of 1993. Total consumer banking fees, including credit card and mortgage banking fees, increased 52% over the fourth quarter of 1993, reflecting increased servicing fees from a higher volume of mortgage servicing assets and the absence of accelerated write downs of such assets in 1994. Trust and fiduciary fee revenue increased 17% over fourth quarter 1993, primarily due to increased customer transaction volumes in the Global Securities Services business. Investment banking fee revenue from global corporate finance activities increased 36% over the fourth quarter of 1993. This increase reflected improved transaction volumes, particularly in loan syndications, mergers and acquisitions, and project finance.

For 1994, fees and commissions were $1,876 million, up 20%, reflecting increases in all major categories of fee revenue.

TRADING REVENUE

                           Fourth Quarter                  Full Year
($ in millions)             1994    1993                 1994    1993
 Foreign Exchange           $ 67    $ 75                 $280    $356
 Trading Account             (35)     93                  271     360

Total Trading Revenue       $ 32    $168                 $551    $716


Total trading revenue for the fourth quarter of 1994 was $32 million, down significantly from the $188 million reported for the third quarter of 1994 and $168 million for the fourth quarter of 1993. The decline in trading revenue was attributable to several factors, the most significant of which was the overall weakness in global markets during the fourth quarter. In addition, the devaluation of the Mexican peso on December 20,1994, and the subsequent deterioration in the emerging markets generally, resulted in a decline in trading revenue. Trading revenue was also adversely impacted by the continued weakness in derivative markets in general and the failure by a few counterparties to fully perform on their obligations. Partially offsetting the overall decline in trading revenue from fourth quarter 1993 was an increase in net interest revenue related to trading account assets of approximately $20 million.

Total trading revenue for 1994 was $551 million, down from the $716 million reported for 1993, reflecting the generally unsettled global market conditions prevailing in 1994, particularly in the fourth quarter.

OTHER REVENUE
                                   Fourth Quarter          Full Year
($ in millions)                    1994     1993           1994  1993
Corporate Finance-Related
 Investment Gains                  $ 50     $110           $215  $259
Accelerated Disposition
 Portfolio Gains                     21      215            104   291
Investment Securities Gains          11       12            105    47
Other                                66      (28)           202    74

 Total Other Revenue               $148     $309           $626   $671

Total other revenue for the fourth quarter of 1994 was $148 million, compared with $309 million for fourth quarter 1993, due principally to the absence of significant gains from the accelerated disposition
portfolio.   At December 31, 1994, there were no remaining assets in the accelerated disposition portfolio.

Other revenue for the fourth quarter of 1994 included a gain of $31 million from the sale of mortgage servicing rights and a gain of approximately $30 million from the sale of the retail deposit-taking business of Chase Florida. During the fourth quarter of 1993, the reduction in Chase's cross-border exposure resulted in $10 million of net losses, which was reflected as net losses of $31 million in other revenue and interest revenue of $21 million.

Total other revenue for 1994 totaled $626 million, compared with $671 million for 1993.

OPERATING EXPENSES
Total operating expenses were $1,275 million for the fourth quarter of 1994 and $1,199 million for the fourth quarter of 1993. Operating expenses for fourth quarter 1994 included $105 million ($65 million after-taxes) related to the Voluntary Retirement Program offered during the fourth quarter, which was accepted by approximately 1,200 employees. Also included in fourth quarter 1994 operating expenses were $52 million ($32 million after-taxes) for productivity initiatives, such as exiting from certain consumer activities overseas, regionalizing foreign operations and streamlining domestic infrastructure. Management estimates that these actions will reduce Chase's future annual expense base by approximately $100 million.

For fourth quarter 1993, operating expenses included $45 million for business-related investments, including the costs associated with expanding dealer trading activities and enhanced information systems.

Compared with the same period of 1993, operating expenses for fourth quarter 1994 reflected higher performance related compensation expenses as well as increased costs of marketing programs in support of our businesses, particularly credit card, regional banking and global capital markets. In addition, operating expenses for fourth quarter 1994 included approximately $30 million from the recent acquisition of American Residential Holding Co.

Operating expenses for the fourth quarter of 1994 were favorably impacted by $28 million in net ORE revenue, compared with $107 million of net ORE expenses for the same period in 1993.

For 1994, other operating expenses were $4,472 million, compared with $4,202 million (excluding first quarter 1993 provision for ORE held for accelerated disposition) for full year 1993. The expense to revenue ratio for 1994 was 66%.

INCOME TAXES
For the fourth quarter of 1994, an income tax benefit of $18 million was recorded, reflecting a $70 million reduction of the deferred federal income tax valuation allowance. This compared with a tax provision of $173 million for the fourth quarter of 1993.

For 1994, the provision for income taxes was $565 million, compared with $265 million for 1993. Excluding the tax benefits applicable to the special provision for the accelerated disposition portfolio, Chase's tax provision for 1993 would have been approximately $575 million. In addition, Chase adopted SFAS 109 in the first quarter of 1993 resulting in a $500 million net benefit reflected as a cumulative effect of a change in accounting principle.

PROVISION FOR POSSIBLE CREDIT LOSSES AND NET LOAN CHARGE-OFFS
The provision for possible credit losses was $90 million, or $10 million lower than the third quarter of 1994 and $105 million lower than the fourth quarter of 1993.

Net loan charge-offs were $95 million, down $584 million from the fourth quarter of 1993, which included $484 million of net loan charge-offs applicable to refinancing countries related to the reduction in cross-border exposure.

Provision For Possible Credit Losses & Net Loan Charge-Offs*

                             4th Qtr.     3rd Qtr.    4th Qtr.   Full Year
($ in millions)                1994        1994        1993    1994     1993
PROVISION FOR POSSIBLE
  CREDIT LOSSES               $  90       $ 100       $ 195    $500   $  995

NET LOAN CHARGE-OFFS:
Domestic
- - Consumer                    $  96       $  90       $ 100    $370   $  394
- - Commercial Real Estate          2          21          54     125      277
- - Commercial & Other             (3)          6          35      19      166
Total Domestic                   95         117         189     514      837

Total International**             -           2         490       3      500

Total Net Loan
 Charge-Offs                  $  95       $ 119       $ 679    $517   $1,337

*   Amounts exclude accelerated disposition portfolio.
**  Includes refinancing countries net loan charge-offs.

The provision for possible credit losses for 1994 was $500 million, compared with $995 million (excluding the accelerated disposition portfolio) for 1993. Net loan charge-offs for the year were $517 million, down $820 million from 1993.

RESERVE FOR POSSIBLE CREDIT LOSSES

                              Dec. 31,         Sept. 30,       Dec. 31,
($ in millions)                1994              1994           1993
RESERVE FOR POSSIBLE
 CREDIT LOSSES                 1,414            $1,416         $1,425

- - As a % of Total Loans        2.24%             2.31%          2.36%

- - As a % of Nonaccrual Loans    214%             202%            135%

NONACCRUAL OUTSTANDINGS AND ORE
Total nonperforming assets declined $294 million, or 24%, during the fourth quarter of 1994.

The distribution of nonaccrual outstandings based on the domicile of obligors was as follows:

                                  Dec. 31,      Sept. 30,       Dec.31,
($ in millions)                    1994           1994           1993
Domestic:
- - Commercial Real Estate          $ 266          $ 271         $  475
- - Other Loans                       244            281            407
Total Domestic                      510            552            882

International:
- - Refinancing Countries              54             55             74
- - Other Loans                        96             94             98
Total International                 150            149            172

Total Nonaccrual Outstandings     $ 660          $ 701         $1,054

Total ORE *                       $ 257          $ 510         $  905

* Includes in-substance foreclosures of $220 million at December 31, 1994, $418 million at September 30, 1994, and $766 million at
   December 31, 1993.

DOMESTIC COMMERCIAL REAL ESTATE ASSETS
Chase continues to reduce its exposure to real estate. During the fourth quarter of 1994, domestic commercial real estate assets decreased $390 million to $2.3 billion at December 31, 1994.
Contributing to this decline were approximately $370 million of net repayments and sales of outstanding assets and $20 million of charge-offs.

Domestic Commercial Real Estate Assets


                        Dec. 31,          Sept. 30,          Dec. 31,
($ in millions)          1994               1994               1993
Loans:
  Performing           $1,789             $1,923             $2,624
  Nonaccrual              266                271                475

  Total Loans           2,055              2,194              3,099

ORE                       251                502                895

Total                  $2,306             $2,696             $3,994

THE CHASE MANHATTAN CORPORATION
SELECTED AVERAGE BALANCES

                                 Fourth Quarter             Full Year
($ in billions)                    1994      1993          1994    1993
Loans:
 Domestic Offices               $ 45.0    $ 43.5        $ 44.0    $42.9
 Overseas Offices                 16.2      18.9          16.8     18.6
    Total Loans                 $ 61.2    $ 62.4        $ 60.8    $61.5

Interest-Earnings Assets        $ 98.1    $ 92.4        $ 95.5    $89.9

Total Assets                    $120.9    $105.6        $118.8   $102.7

Deposits:
  Noninterest-Bearing           $ 15.6    $ 16.6        $ 15.9   $ 15.6
  Interest-Bearing                56.1      55.9          56.1     55.1
     Total Deposits             $ 71.7    $ 72.5        $ 72.0   $ 70.7

Common Stockholders' Equity     $  6.9    $  6.3        $  6.8   $  5.7

Total Stockholders' Equity      $  8.3    $  7.7        $  8.3   $  7.2

THE CHASE MANHATTAN CORPORATION
FINANCIAL HIGHLIGHTS AND SELECTED STATISTICAL DATA


($ in millions
except per share data)                Fourth Quarter        Full Year
                                      1994     1993        1994     1993
NET INCOME                           $ 229     $ 313      $1,205   $ 966

PER COMMON SHARE
 - Net Income
   - Primary                         $1.10     $1.53       $5.87   $4.79
   - Fully diluted                   $1.10     $1.52       $5.84   $4.78

 - Book Value (period-end)           $39.28    $36.48

   Closing Stock Price               $34.38    $33.88
    (period-end)

PROFITABILITY RATIOS
 - Return on Average Common
   Stockholders' Equity              11.3%      17.9%      15.8%    14.6%

 - Return on Average Assets(a)        .75%      1.18%       1.01%     .94%

NET INTEREST REVENUE
 (Fully Taxable Basis)               $ 911    $1,008      $3,714    $3,892
 - Net Interest Margin               3.68%     4.33%        3.89%     4.33%

                                   Dec. 31,     Dec. 31,
                                   1994(a)       1993
CAPITAL RATIOS
- - Common Stockholders' Equity       6.10%       6.58%

- - Total Stockholders' Equity        7.33%       7.95%

- - Risk-Based Capital
  - Tier 1 Capital                  8.30%       8.44%


  - Total Capital                  12.78%      13.22%

- - Tier 1 Leverage                   7.37%       7.81%

(a)On January 1, 1994, Chase adopted FASB Interpretation No. 39. As a result of such adoption, Chase's Trading Account Assets and Liabilities increased approximately $8 billion at December 31, 1994. This had the effect of decreasing the return on average assets ratios, the common and total equity ratios, and the Tier 1 leverage ratio.

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                              December 31,
                                                           ------------------
($ in millions)                                              1994       1993
- -----------------------------------------------------------------------------
Assets
Cash and Due from Banks                                  $  4,713   $  6,068
Interest-Bearing Deposits Placed with Banks                 6,791      5,309
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                 7,280      6,586
Trading Account Assets                                     15,109      6,933
Investment Securities:
  Held to Maturity                                          2,084      1,384
  Available for Sale Carried at Fair Value                  5,135      7,690
- -----------------------------------------------------------------------------
           Total Investment Securities                      7,219      9,074
Loans                                                      63,038     60,493
  Less: Reserve for Possible Credit Losses                  1,414      1,425
- -----------------------------------------------------------------------------
           Loans, Net                                      61,624     59,068
Assets Held for Accelerated Disposition                       -          222
Customers' Liability on Acceptances                           520        689
Accrued Interest Receivable                                 1,276        871
Premises and Equipment                                      1,895      1,782
Other Assets                                                7,611      5,501
- -----------------------------------------------------------------------------
           Total Assets                                  $114,038   $102,103
=============================================================================

Liabilities and Stockholders' Equity
Deposits:
    Noninterest-Bearing                                  $ 14,310     16,690
    Interest-Bearing                                       55,646     54,819
- -----------------------------------------------------------------------------
           Total Deposits                                  69,956     71,509
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                      9,312      7,890
Commercial Paper                                            1,766      1,465
Other Short-Term Borrowings                                 2,884      1,813
Trading Account Liabilities                                 9,664       -
Acceptances Outstanding                                       525        696
Accrued Interest Payable                                      651        416
Accounts Payable, Accrued Expenses and Other Liabilities    5,851      4,551
Intermediate- and Long-Term Debt                            5,070      5,641
- -----------------------------------------------------------------------------
           Total Liabilities                              105,679     93,981
- -----------------------------------------------------------------------------

Stockholders' Equity:
  Nonredeemable Preferred Stock(Without Par Value,          1,400      1,399
  56,000,000 and 51,439,738 Shares Outstanding,Respectively)
  Common Stock ($2.00 Par Value):
                               1994          1993
                           ------------  ------------
     Number of Shares:
       Authorized          500,000,000   500,000,000
       Issued              185,674,178   184,290,491
       Outstanding         177,174,178   184,290,491          371        369
  Surplus                                                   3,949      3,922
  Net Unrealized Gains (Losses) on Investment Securities -
     Available for Sale                                       (35)       264
  Retained Earnings                                         2,980      2,168
- -----------------------------------------------------------------------------
     Total                                                  8,665      8,122
  Less: Treasury Stock at Cost (8,500,000 Shares)             306       -
- -----------------------------------------------------------------------------
           Total Stockholders' Equity                       8,359      8,122
- -----------------------------------------------------------------------------
           Total Liabilities and Stockholders' Equity    $114,038   $102,103
=============================================================================

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                             Quarter Ended   12 Months Ended
                                             December 31,    December 31,
                                             -------------------------------
($ in millions, except per share data)         1994    1993    1994    1993
- ----------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                   $1,341  $1,479  $5,270  $5,795
Interest on Deposits Placed with Banks          133     164     498     717
Interest and Dividends on Investment
   Securities:
     Held to Maturity                            32      42     144     168
     Available for Sale                          92     133     525     517
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements            228     245   1,277   1,029
Interest on Trading Account Assets              121      92     420     242
- ----------------------------------------------------------------------------
   Total Interest Revenue                     1,947   2,155   8,134   8,468
- ----------------------------------------------------------------------------

Interest Expense
Deposits                                        609     469   2,326   2,014
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                  256     127     759     570
Commercial Paper                                 23      11      68      46
Other Short-Term Borrowings                      72     460     980   1,484
Intermediate- and Long-Term Debt                 83      86     312     491
- ----------------------------------------------------------------------------
   Total Interest Expense                     1,043   1,153   4,445   4,605
- ----------------------------------------------------------------------------
Net Interest Revenue                            904   1,002   3,689   3,863
Provision for Possible Credit Losses             90     195     500     995
Provision for Loans Held for
   Accelerated Disposition                      -       -       -       566
- ----------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses and Provision for
   Loans Held for Accelerated Disposition       814     807   3,189   2,302
- ----------------------------------------------------------------------------
Other Operating Revenue
Fees and Commissions                            492     401   1,876   1,562
Foreign Exchange Trading Revenue                 67      75     280     356
Trading Account Revenue                         (35)     93     271     360
Investment Securities Gains                      11      12     105      47
Other Revenue                                   137     297     521     624
- ----------------------------------------------------------------------------
   Total Other Operating Revenue                672     878   3,053   2,949
- ----------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                     475     417   1,773   1,590
   Employee Benefits                            281     130     649     487
- ----------------------------------------------------------------------------
                                                756     547   2,422   2,077
Net Occupancy                                    98     112     395     404
Equipment Rentals, Depreciation
   and Maintenance                               85      85     307     298
Provision for Other Real Estate Held for
   Accelerated Disposition                      -       -       -       318
Other Expenses                                  336     455   1,348   1,423
- ----------------------------------------------------------------------------
   Total Other Operating Expenses             1,275   1,199   4,472   4,520
- ----------------------------------------------------------------------------
Income Before Taxes                             211     486   1,770     731
Applicable Income Taxes (Benefits)              (18)    173     565     265
- ----------------------------------------------------------------------------
Income Before Cumulative Effect of
   Change in Accounting Principle            $  229  $  313  $1,205  $  466
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -       500
- ----------------------------------------------------------------------------
Net Income                                   $  229  $  313  $1,205  $  966
============================================================================
Net Income Applicable to Common Stock        $  198  $  282  $1,078  $  826
============================================================================
Average Common Shares Outstanding (in
   millions)                                  179.8   184.8   183.6   172.3
Primary Earnings Per Common Share,
   Before Cumulative Effect of Change
   in Accounting Principle, Based on
   Average Shares Outstanding                $ 1.10  $ 1.53  $ 5.87  $ 1.89
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109             -       -       -      2.90
Primary Earnings Per Common Share            $ 1.10  $ 1.53  $ 5.87  $ 4.79
Cash Dividends Declared Per Common Share     $ 0.40  $ 0.30  $ 1.46  $ 1.20
============================================================================

The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY
                                                             12 Months Ended
                                                             December 31,
                                                             ---------------
($ in millions)                                                1994    1993
- ----------------------------------------------------------------------------
Balance at Beginning of Period                               $8,122  $6,511
  Additions:
     Net Income                                               1,205     966
     Shares Issued Pursuant to:
       Nonredeemable Preferred Stock Offering                   228     172
       Dividend Reinvestment and Stock Purchase Plan             18      56
       Common Stock Offering                                    -       746
       Exercise of Stock Options                                 18      16
     Net Unrealized Gains (Losses) on Investment
       Securities - Available for Sale (Net of Deferred
       Taxes (Benefits) of ($204) and $174, respectively)      (299)    264
- ----------------------------------------------------------------------------
                                                              9,292   8,731
  Deductions:
     Cash Dividends:
       Redeemable Preferred Stock                               -         3
       Nonredeemable Preferred Stock                            127     138
       Common Stock                                             266     204
     Redemption of Nonredeemable Preferred Stock                227     250
     Treasury Stock                                             306     -
     Other                                                        7      14
- ----------------------------------------------------------------------------
Balance at End of Period                                     $8,359  $8,122
============================================================================

The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                               December 31,
                                                              -----------------
($ in millions)                                               1994     1993
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                     $ 4,518  $ 5,772
Interest-Bearing Deposits Placed with Banks                   7,002    5,431
Federal Funds Sold and Securities Purchased Under Resale
 Agreements                                                   3,824    4,439
Trading Account Assets                                       13,088    6,309
Investment Securities:
   Held to Maturity                                           1,760      657
   Available for Sale Carried at Fair Value                   4,502    6,766
- -------------------------------------------------------------------------------
            Total Investment Securities                       6,262    7,423
Loans                                                        50,607   48,109
   Less: Reserve for Possible Credit Losses                   1,092    1,085
- -------------------------------------------------------------------------------
            Loans, Net                                       49,515   47,024
Assets Held for Accelerated Disposition                           -      219
Customers' Liability on Acceptances                             520      689
Accrued Interest Receivable                                     966      566
Premises and Equipment                                        1,759    1,617
Other Assets                                                  6,525    4,514
- -------------------------------------------------------------------------------
            Total Assets                                    $93,979  $84,003
===============================================================================

Liabilities and Stockholder's Equity
Deposits:
     Noninterest-Bearing                                    $13,968   16,213
     Interest-Bearing                                        51,533   49,396
- -------------------------------------------------------------------------------
            Total Deposits                                   65,501   65,609
Federal Funds Purchased and Securities Sold Under             2,580    3,534
 Repurchase Agreements
Other Short-Term Borrowings                                   2,308    1,253
Trading Account Liabilities                                   8,066      -
Acceptances Outstanding                                         525      696
Accrued Interest Payable                                        574      347
Accounts Payable, Accrued Expenses and Other Liabilities      4,620    3,088
Intermediate- and Long-Term Debt                              2,803    3,032
- -------------------------------------------------------------------------------
            Total Liabilities                                86,977   77,559
- -------------------------------------------------------------------------------

Stockholder's Equity:
   Capital Stock ($15 Par Value):
                               1994            1993
                          --------------- --------------
      Number of Shares:
        Authorized            81,744,445     81,744,445
        Outstanding           61,038,415     60,699,597         916      910
   Surplus                                                    4,656    4,383
   Net Unrealized Gains (Losses) on Investment Securities -     (65)     187
      Available for Sale
   Undivided Profits                                          1,495      964
- -------------------------------------------------------------------------------
            Total Stockholder's Equity                        7,002    6,444
- -------------------------------------------------------------------------------
            Total Liabilities and Stockholder's Equity      $93,979  $84,003
===============================================================================
Member Federal Deposit Insurance Corporation

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